UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

130 Vantis Suite 140 Aliso Viejo CA	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 334 2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT(S)

On August 20, 2008, the Company’s Board of Directors ratified a series of agreements entered into between the Company and several note holders with whom the Company previously had entered into various financing agreements. On July 31, 2008, the Company agreed to amend the original notes entered into on December 27, 2006, with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC. Under the amended agreements, the interest rate will be 10% effective January 1, 2008 and the Applicable Percentage will be 50%. On July 31, 2008, we entered into an additional Securities Purchase Agreement (the "Securities Purchase Agreement") with New Millennium Capital Partners II, LLC (the "Investor"). Under the terms of the Securities Purchase Agreement, the Investor purchased an aggregate of (i) $160,000 in callable convertible secured notes (the "Notes") and (ii) warrants to purchase 20,000,0000 shares of our common stock (the "Warrants"). The capital provided by the Notes will be delivered to the Company as follows; $50,000 upon closing, $50,000 upon filing of the Company’s 14C and $60,000 upon effectiveness of the planned reverse split of the Company’s common stock.

The Notes carry an interest rate of 10% and a maturity date of July 31, 2011. The notes are convertible into our common shares at the Variable Conversion Price (as defined hereafter). The Variable Conversion Price shall be equal to the Applicable Percentage multiplied by the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion. The Applicable Percentage is 50%.

At our option, we may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the Common Stock is trading below the Initial Market Price as adjusted. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on a determination date is below the Initial Market Price as adjusted, we may prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount hereof divided by thirty-six (36) plus one month’s interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property, excluding Camelot Studio Group and Camelot Film Group, as well as demand registration rights.

We simultaneously issued to the Investors seven year warrants to purchase 20,000,000 shares of our common stock at an exercise price of $.01 post reverse.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

If requested by the note holder, we are committed to registering the shares of common stock underlying the Notes. We have agreed to use our best efforts to file the registration statement within thirty (30) days from the closing date of our agreement with the Investors otherwise we may be subject to penalty provisions. There are penalty provisions if the Company does not use its best efforts and respond to comments from the SEC regarding its Registration Statement in a timely manner, or after the Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement due to the fault of the Company.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The sale of Notes described in Item 1.01 is still underway and is expected to be completed on or about August 29, 2008. The Company received $50,000 in gross proceeds from the Notes on August 12, 2008. At the closing, the company became obligated to the Investors for $50,000 in face amount of the Notes. The Company received an additional $50,000 in gross proceeds from the Notes on August 19, 2008. At the subsequent closing, the company became obligated to the Investors for $50,000 in face amount of the Notes. The balance of the Notes, $60,000, will be delivered to the Company upon the effectiveness of the planned reverse split, which is currently scheduled to occur on or about August 29, 2008. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of us.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Notes and Warrants referenced in Item 1.01 were offered and sold to the Investors in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereto. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933.

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ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(a) Financial Statements of Business Acquired.

None

(b) Pro Forma Financial Information.

None

(c) Exhibits.

Exhibit Number	Description

4.1	Securities Purchase Agreement dated July 31, 2008 by and among the Company and the Investor
4.2	Form of Callable Convertible Secured Note dated July 31, 2008 by and among the Company and the Investor
4.3	Form of Stock Purchase Warrant by and among the Company and the Investor
4.4	Registration Rights Agreement by and among the Company and the Investor
4.5	Security Agreement by and among the Company and the Investor
4.6	Intellectual Property Security Agreement by and among the Company and the Investor
4.7	Subsidiary Guarantee Agreement by and among the Company and the Investor
4.8	Amendment of Notes
4.9	Form of Callable Convertible Secured Note dated August 15, 2008 by and among the Company and the Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: August 20, 2008	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman

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